                                                                   EXHIBIT 99(c)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

                   HUBBARD FARMS, INC. EMPLOYEE SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying Statements of Net Assets Available for Benefits of the Hubbard Farms, Inc. Employee Savings Plan as of December 31, 1996 and 1995, and the related Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in its net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the Statements of Net Assets Available for Benefits and the Statement of Changes in Net Assets Available for Benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
May 21, 1997

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                                                                      FIDELITY
                                                     MERCK      FIDELITY   FIDELITY     FIDELITY                      GROWTH
                                                     COMMON     MAGELLAN   BALANCED   INTERMEDIATE   FIDELITY DAILY   COMPANY
                                        TOTAL        STOCK        FUND       FUND      BOND FUND      INCOME TRUST     FUND
                                      ----------   ----------   --------   --------   ------------   --------------   -------
DECEMBER 31, 1996
Assets:
  Investments at market value.......  $3,669,124   $2,004,018   $763,082   $287,499     $195,624        $--           $29,154
                                      ----------   ----------   --------   --------     --------      --------        -------
  Receivables
    Employer's contribution.........       2,636        1,187       548        240           156         --               94
    Participants' contributions.....       8,390        3,702     1,819        835           458         --              315
    Dividends receivable............       9,934        9,934        --         --            --         --               --
                                      ----------   ----------   --------   --------     --------      --------        -------
        Total receivables...........      20,960       14,823     2,367      1,075           614         --              409
                                      ----------   ----------   --------   --------     --------      --------        -------
Net assets available for benefits...  $3,690,084   $2,018,841   $765,449   $288,574     $196,238        $--           $29,563
                                      ==========   ==========   ========   ========     ========      ========        =======

  The accompanying Notes to Financial Statements are an integral part of this financial statement.


                                         FIDELITY                            FIDELITY
                                         GROWTH &   FIDELITY    FIDELITY    RETIREMENT    PARTICIPANTS'
                                          INCOME       OTC      OVERSEAS    GOVERNMENT        LOAN
DECEMBER 31, 1996                        PORTFOLIO  PORTFOLIO     FUND     MONEY MARKET     ACCOUNT
-----------------                        --------   ---------   --------   ------------   -----------
Assets:
  Investments at market value.......     $44,415     $ 8,845     $4,059      $233,731       $ 98,697
                                         -------     -------     ------      --------       --------
  Receivables
    Employer's contribution.........          79          30         23           279             --
    Participants' contributions.....         354         115         73           719             --
    Dividends receivable............

        Total receivables...........         433         145         96           998             --
                                         --------    -------    -------      --------       --------
Net assets available for benefits...     $44,848     $ 8,990     $4,155      $234,729       $ 98,697
                                         ========    =======    =======      ========       ========

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                   MERCK      FIDELITY   FIDELITY     FIDELITY                      PARTICIPANTS'
                                                   COMMON     MAGELLAN   BALANCED   INTERMEDIATE   FIDELITY DAILY       LOAN
                                      TOTAL        STOCK        FUND       FUND      BOND FUND      INCOME TRUST      ACCOUNT
                                    ----------   ----------   --------   --------   ------------   --------------   ------------
DECEMBER 31, 1995
Assets:
  Investments at market value.....  $2,553,713   $1,351,070   $592,921   $220,473     $160,011        $190,826        $ 38,412
                                    ----------   ----------   --------   --------   ----------   -------------      ----------
  Receivables
    Participants' contributions...       3,495        1,318       981        449           199             548              --
    Dividends receivable..........       6,937        6,937        --         --            --              --              --
                                    ----------   ----------   --------   --------   ----------   -------------      ----------
        Total receivables.........      10,432        8,255       981        449           199             548              --
                                    ----------   ----------   --------   --------   ----------   -------------      ----------
Net assets available for
  benefits........................  $2,564,145   $1,359,325   $593,902   $220,922     $160,210        $191,374        $ 38,412
                                     =========    =========   ========   ========   ==========     ===========      ==========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                                                                          FIDELITY
                                                          MERCK      FIDELITY   FIDELITY     FIDELITY                     GROWTH
                                                          COMMON     MAGELLAN   BALANCED   INTERMEDIATE   FIDELITY DAILY  COMPANY
                                             TOTAL        STOCK        FUND       FUND      BOND FUND      INCOME TRUST    FUND
                                           ----------   ----------   --------   --------   ------------   --------------  -------
YEAR ENDED DECEMBER 31, 1996
Additions to net assets attributed to:
  Investment income
    Net appreciation (depreciation) in
      market value of investments......... $  326,227   $  340,947   $(24,779)  $12,001      $ (5,228)      $       --    $  696
    Interest..............................      6,241        2,393     2,045        534           279               --        34
    Dividends.............................    174,721       34,644   101,564     12,317        11,921               58     1,081
                                           ----------   ----------   --------   --------   ------------   --------------  -------
      Total income on investments.........    507,189      377,984    78,830     24,852         6,972               58     1,811
                                           ----------   ----------   --------   --------   ------------   --------------  -------
  Contributions to the Plan
    By the employer.......................    185,467       83,271    43,015     19,251        11,295               77     5,159
    By participants.......................    572,269      256,651   138,740     63,166        32,040               --    16,458
                                           ----------   ----------   --------   --------   ------------   --------------  -------
    Total Contributions...................    757,736      339,922   181,755     82,417        43,335               77    21,617
                                           ----------   ----------   --------   --------   ------------   --------------  -------
      Total additions.....................  1,264,925      717,906   260,585    107,269        50,307              135    23,428
                                           ----------   ----------   --------   --------   ------------   --------------  -------
Deductions from net assets attributed to:
  Benefits paid to participants...........   (138,986)     (70,054)  (37,280)   (27,042)           --               --      (117)
                                           ----------   ----------   --------   --------   ------------   --------------  -------
Transfers among funds:
    Net reallocations.....................         --       22,495   (21,651)    (3,695)       (3,239)        (191,509)    6,187
    Loans to participants.................         --      (23,927)  (39,164)   (10,998)      (12,739)              --        --
    Loan repayments by participants.......         --       13,096     9,057      2,118         1,699               --        65
                                           ----------   ----------   --------   --------   ------------   --------------  -------
      Net transfers among funds...........         --       11,664   (51,758)   (12,575)      (14,279)        (191,509)    6,252
                                           ----------   ----------   --------   --------   ------------   --------------  -------
      Total deductions and net transfers
        among funds.......................   (138,986)     (58,390)  (89,038)   (39,617)      (14,279)        (191,509)    6,135
                                           ----------   ----------   --------   --------   ------------   --------------  -------
        Net increase (decrease)...........  1,125,939      659,516   171,547     67,652        36,028         (191,374)   29,563
Net assets available for benefits
        Beginning of year.................  2,564,145    1,359,325   593,902    220,922       160,210          191,374        --
                                           ----------   ----------   --------   --------   ------------   --------------  -------
        End of year....................... $3,690,084   $2,018,841   $765,449   $288,574     $196,238       $       --    $29,563
                                            =========    =========   ========   ========   ===========    ============    ========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                                                FIDELITY
                                                 GROWTH      FIDELITY      FIDELITY       FIDELITY       PARTICIPANTS'
                                                & INCOME        OTC        OVERSEAS      REL GOV'T           LOAN
                                                PORTFOLIO    PORTFOLIO       FUND       MONEY MARKET        ACCOUNT
                                                 --------     ---------     --------     ------------     -------------
YEAR ENDED DECEMBER 31, 1996
Additions to net assets attributed to:
  Investment income
    Net appreciation (depreciation) in
      market value of investments.........     $ 2,391       $   185       $   14        $     --         $      --
    Interest..............................          --            --           --             956                --
    Dividends.............................       1,537           815          222          10,562                --
                                               -------       -------       ------        --------         ---------
      Total income on investments.........       3,928         1,000          236          11,518                --
                                               -------       -------       ------        --------         ---------
  Contributions to the Plan
    By the employer.......................       4,542         1,584          913          16,360                --
    By participants.......................      12,902         5,182        3,005          44,125                --
                                               -------       -------       ------        --------         ---------
    Total Contributions...................      17,444         6,766        3,918          60,485                --
                                               -------       -------       ------        --------         ---------
      Total additions.....................      21,372         7,766        4,154          72,003                --
                                               -------       -------       ------        --------         ---------
Deductions from net assets attributed to:
  Benefits paid to participants...........         (56)           --          (34)         (3,996)             (407)
                                               -------       -------       ------        --------         ---------
Transfers among funds:
    Net reallocations.....................      23,532         1,224           35         166,621                --
    Loans to participants.................          --            --           --          (3,372)           90,200
    Loan repayments by participants.......          --            --           --           3,473           (29,508)
                                               -------       -------       ------        --------         ---------
      Net transfers among funds...........      23,532         1,224           35         166,722            60,692
                                               -------       -------       ------        --------         ---------
      Total deductions and net transfers
        among funds.......................      23,476         1,224            1         162,726            60,285
                                               -------       -------       ------        --------         ---------
        Net increase (decrease)...........      44,848         8,990        4,155         234,729            60,285
Net assets available for benefits
        Beginning of year.................          --            --           --              --            38,412
                                               -------       -------       ------        --------         ---------
        End of year.......................     $44,848       $ 8,990       $4,155        $234,729         $  98,697
                                               =======        ======       ======        ========         =========

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Hubbard Farms, Inc. (the "Company") Employee Savings Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc., the parent of the Company, as well as a systematic means of saving and investing for the future. Regular full-time and part-time employees of the Company and its domestic wholly-owned subsidiaries as defined by the Plan document are eligible to participate in the Plan the 1st of January or the 1st of July following their date of hire.

     The Plan is administered by a management committee appointed by the Board of Directors of the Company. All costs of administering the Plan are borne by the Company.

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. Effective January 1, 1996, a Company matching provision was added to the Plan which matches 50% of employee contributions up to 5% of base pay per pay period.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions in 10% increments into any investment option, including Merck Common Stock (Participant directed). The following is a brief description of the options available in 1996.

     Merck Common Stock

     This portfolio consists of shares of Merck Common Stock. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     Fidelity Magellan Fund

     Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

     Fidelity Balanced Fund

     Funds are invested in broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

     Fidelity Intermediate Bond Fund

     This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     Fidelity Daily Income Trust

     Funds are invested in a broad range of both government and private issuer short term U.S. dollar denominated money market instruments maturing in one year or less. This investment option was eliminated

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

from the Plan effective January 2, 1996 and the fund balance was transferred into a new fund, the Fidelity Retirement Government Money Market. The new fund is described below.

     Fidelity Growth Company Fund

     Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

     THIS FUND WAS ADDED TO THE PLAN EFFECTIVE JANUARY 1, 1996.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     THIS FUND WAS ADDED TO THE PLAN EFFECTIVE JANUARY 1, 1996.

     Fidelity OTC Portfolio

     Funds are invested primarily in securities traded on the over-the-counter
(OTC) securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     THIS FUND WAS ADDED TO THE PLAN EFFECTIVE JANUARY 1, 1996.

     Fidelity Overseas Fund

     Funds are invested primarily in foreign securities.

     THIS FUND WAS ADDED TO THE PLAN EFFECTIVE JANUARY 1, 1996.

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     THIS FUND WAS ADDED TO THE PLAN EFFECTIVE JANUARY 1, 1996.

     VESTING

     Participants are immediately vested in their contributions plus actual earnings thereon. Participants become vested in Company matching contributions after two years of service with the Company.

     FORFEITURES

     Any forfeitures by participants are used by the Company to reduce its future matching contributions.

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event of Plan termination, participants will become fully vested in their account balances.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow against their account balances with interest charged at a rate of the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $1,000 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1996 and 1995, net assets available for benefits included distributions in process of payment of $874 and $27,437, respectively.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The appreciation in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the Statement of Changes in Net Assets Available for Benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments.

 3. INCOME TAXES:

     The Plan obtained a tax determination letter from the Internal Revenue Service on January 31, 1996 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan sponsor believes that the Plan is designed and operated in compliance with the IRC.

                                                           SCHEDULE I
                                                           EIN:  02-0314630
                                                           PLAN NO.:  008

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

          ITEM 27A -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1996

                                                                       NUMBER OF
                           NAME OF ISSUER                              SHARES AT
                         AND TITLE OF ISSUE                         CLOSE OF PERIOD          COST          CURRENT VALUE
-----------------------------------------------------------------------------------       ----------       -------------
Merck Common Stock*.................................................      25,168          $1,138,171        $ 2,004,018
Fidelity Magellan Fund..............................................       9,462             691,697            763,082
Fidelity Balanced Fund..............................................      20,419             263,218            287,499
Fidelity Intermediate Bond Fund.....................................      19,407             198,720            195,624
Fidelity Growth Company Fund........................................         721              28,518             29,154
Fidelity Growth & Income Fund Portfolio.............................       1,445              42,028             44,415
Fidelity OTC Portfolio..............................................         270               8,660              8,845
Fidelity Overseas Fund..............................................         132               4,047              4,059
Fidelity Retirement Government Money Market.........................     233,731             233,731            233,731
Participants' Loan Account (With interest rates ranging from 6.5% to
  10.0%)............................................................          --              98,697             98,697
                                                                                          ----------       ------------
        Total Investments...........................................                      $2,707,487        $ 3,669,124
                                                                                           =========       ============

---------------
* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN:  02-0314630
                                                           PLAN NO.:  008

                              HUBBARD FARMS, INC.

                             EMPLOYEE SAVINGS PLAN

               ITEM 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS(A)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                  CURRENT
                                                                                                   VALUE
              IDENTITY OF PARTY INVOLVED                  PURCHASE    SELLING     COST OF       OF ASSETS ON        NET
               AND DESCRIPTION OF ASSET                    PRICE       PRICE       ASSET      TRANSACTION DATE     GAIN
-------------------------------------------------------   --------    --------    --------    ----------------    -------
Merck Common Stock
    83 purchase transactions...........................   $407,428    $     --    $407,428        $407,428        $    --
    19 sales transactions..............................        --       95,427      57,809          95,427         37,618
Fidelity Magellan Fund
    80 purchase transactions...........................   305,049           --     305,049         305,049             --
    23 sales transactions..............................        --      110,109      98,571         110,109         11,538
Fidelity Balanced Fund
    71 purchase transactions...........................    98,279           --      98,279          98,279             --
    17 sales transactions..............................        --       43,255      40,934          43,255          2,321
Fidelity Daily Income Trust
    18 purchase transactions...........................       135           --         135             135             --
     1 sales transactions..............................        --      190,754     190,754         190,754             --
Fidelity Retirement Government Money Market
    80 purchase transactions...........................   266,489           --     266,489         266,489             --
    17 sales transactions..............................        --       32,863      32,863          32,863             --

---------------
(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 21, 1997 included in the financial statements and exhibits required by Form 11-K Annual Report for the Hubbard Farms, Inc. Employee Savings Plan into Merck & Co., Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273 and 33-64665), and Form S-4 (No.
33-50667) and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785, 33-57421 and
333-17045). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 16, 1997